Sharecare announces second quarter 2024 financial results and operational highlights

ATLANTA – August 9, 2024 – Sharecare (Nasdaq: SHCR), the digital health company that helps people manage all their health in one place, today announced financial results for the quarter ended June 30, 2024.

“We began the second half of 2024 executing on our Enterprise channel strategy to expand into additional verticals with the successful launch of our new platform purpose-built for Medicaid to 750,000 members on July 1,” said Brent Layton, CEO of Sharecare. “I am very enthusiastic about the opportunity to drive activation, engagement, and positive impact in these verticals at scale, leveraging our highly configurable digital capabilities, data, and services while continuing to deepen our relationships with large employers, health plans, and value-based companies, which remain important cornerstones for the company’s continued growth.”

Second Quarter 2024 Financial Results
All comparisons, unless otherwise noted, are to the three months ended June 30, 2023.
•Revenue of $94.3 million compared to $110.4 million, a decrease of $16.1 million, or 14.6%.
•Net loss attributable to Sharecare of $42.0 million compared to $35.1 million, an increase to net loss attributable to Sharecare of $6.9 million. Net loss attributable to Sharecare in the second quarter of 2024 included $15.8 million in non-cash stock compensation; $1.8 million in non-operating, non-recurring costs; $2.6 million of reorganizational and severance costs; $4.7 million of acquisition related costs; and $3.0 million of other non-cash or non-operational expense. Excluding these amounts, the adjusted net loss was $14.1 million in the current quarter.
•Adjusted EBITDA of near break-even compared to $3.3 million, a decrease to adjusted EBITDA of $3.3 million.
•Net loss per share of $0.12 compared to $0.10, an increase to net loss per share of $0.02.
•Adjusted net loss per share, which excludes the impact of non-cash and non-operational amounts, was $0.04 compared to $0.03, an increase to adjusted net loss per share of $0.01.

“In addition to the positive progress in the Enterprise channel, we continued to drive top and bottom-line growth across our Provider and Life Sciences channels which was reflected in our Q2 earnings,” said Justin Ferrero, president and chief financial officer of Sharecare. “Our focus for the second half of the year is to accelerate growth and maximize profitability by delivering our proven solutions at higher operating margins, while continuing to invest in innovation to drive consumerism in healthcare.”

Proposed Acquisition by Altaris
As previously announced on June 21, 2024, Sharecare entered into a definitive agreement to be acquired by an affiliate of Altaris, LLC, an investment firm exclusively focused on the healthcare industry. Under the terms of the definitive merger agreement, Sharecare stockholders will receive $1.43 in cash per common share upon closing. The expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the pending acquisition occurred at 11:59 p.m. ET on August 8, 2024. The expiration of the waiting period satisfies one of the conditions necessary for the consummation of the transaction, which is expected to occur by the end of 2024, subject to approval by Sharecare stockholders and satisfaction of the other remaining closing conditions. The transaction is not subject to a financing condition.

Conference Call and Financial Outlook
Due to the recently announced pending acquisition of Sharecare by Altaris, Sharecare will not host an earnings conference call or provide financial guidance in conjunction with its second quarter 2024 earnings release.

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. GAAP, we believe the non-GAAP measures adjusted EBITDA, adjusted net loss, and adjusted loss per share are useful in evaluating our operating performance. We use adjusted EBITDA, adjusted net loss, and adjusted loss per share to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of these non-GAAP measures is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures.

The calculations and reconciliations of historic adjusted EBITDA, adjusted net loss, and adjusted loss per share to net loss, the most directly comparable financial measure stated in accordance with GAAP, are provided below and in the accompanying financial tables. Investors are encouraged to review the reconciliations and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA
We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) interest income, (iii) interest expense, (iv) income tax (benefit) expense, (v) other (income) expense (non-operating), (vi) share-based compensation, (vii) warrants issued with revenue contracts, (viii) amortization of non-cash payment for research and development, (ix) non-operating, non-recurring costs, (x) reorganizational and severance costs, and (xi) acquisition-related costs. We do not view the items excluded as representative of normal, recurring, cash operating expenses necessary to operate the Company’s lines of business and services.

Non-operating, non-recurring costs for the three and six months ended June 30, 2024 include costs related to legal matters involving prior acquisitions and in connection with the contractual obligation with a financially distressed vendor and are recorded in general and administrative operating expense.

Non-operating, non-recurring costs for the three and six months ended June 30, 2023 include costs of our enterprise resource planning (“ERP”) system implementation, costs of contractual obligations associated with a financially distressed vendor, and costs related to legal matters. The ERP and legal matter costs are recorded in general and administrative operating expense and the financially distressed vendor costs are recorded in cost of revenue in the Consolidated Statement of Operations and Comprehensive Loss for each respective period presented.

Legal matter costs include attorney fees associated with a dispute that arose from a prior acquisition, attorney fees associated with the submission of an unsolicited acquisition offer as filed in the Schedule 13D with the SEC on October 11, 2023, and attorney fees related to contractual obligations associated with a financially distressed vendor. These matters have unique facts and circumstance that are not directly related to our operations. We do not consider these costs to be normal, recurring, cash operating expenses necessary to operate our business.

The ERP implementation is viewed as a transformational undertaking due to the extensive scope and inherent change management involved to transition to a new single-solution ERP system from the disparate legacy systems. These costs consist of internal and third-party costs of the ERP implementation and do not include capitalized costs, depreciation and/or amortization, or costs to support or maintain software applications or systems once they are in productive use. The ERP system was fully implemented as planned in 2023, and such costs are not expected to recur in the foreseeable future. We do not consider these costs to be normal, recurring, cash operating expenses necessary to operate our business.

Financially distressed vendor costs include financial support from us to a vendor in response to the vendor’s financial difficulties, which absent such support would have resulted in an interruption of our service to our customers. Because we are committed to providing uninterrupted service to our customers, and to minimizing the risk of such a disruption, we made additional, advance payments to the vendor beyond those that were due to the vendor in association with services procured from the vendor. We ceased procuring services from the vendor in Q2 2023 and subsequent to that period no further amounts were paid. Because the costs of the additional payments made to the vendor were incremental to the costs incurred by us to deliver service to our customers, we do not consider them to be normal, recurring, cash operating expenses necessary to operate our business.

Reorganizational and severance costs are a component of our Globalization Efforts and Cost Savings as described in Key Factors and Trends Affecting our Operating Performance. These costs are due to efforts to globalize and centralize our workforce through the creation of the global shared service center. We have never had a global shared service center and view this undertaking as outside the scope of normal operations. Costs include salary, benefits, equity and bonus compensation, and other employee costs for those who were identified to be terminated. These costs were recorded in sales and marketing, product and technology, and general and administrative operating expenses in the Consolidated Statement of Operations and Comprehensive Loss for the periods presented, based on the employee’s respective job function. Because these costs are part of a specific and unprecedented initiative, we do not consider these expenses to be normal, recurring, cash operating expenses necessary to operate our business.

Certain prior period adjusted EBITDA add-back amounts have been reclassified to new add-back line items in order to conform to the current period presentation and to more accurately describe the nature of the amounts year-over-year.

In conformance with the SEC’s clarified guidance around – and recent focus on – non-GAAP financial measures, our adjusted EBITDA now includes costs related to an exited contract, abandoned leases, and certain staff reorganization expenses, all of which were previously disclosed but excluded from our historical adjusted EBITDA calculations and guidance. Further details can be found below in footnote (e) in the reconciliation table for adjusted EBITDA.

Adjusted Net Loss
We calculate adjusted net loss as net loss attributable to Sharecare, Inc. adjusted to exclude (i) amortization of acquired intangibles, (ii) amortization of deferred financing fees, (iii) change in fair value of warrant liability and contingent consideration, (iv) share-based compensation, (v) warrants issued with revenue contracts, (vi) amortization of non-cash payment for research and development, (vii) non-operating, non-recurring costs, (viii) reorganizational and severance costs, and (ix) acquisition related costs. We do not view the items excluded as representative of normal, recurring, cash operating expenses necessary to operate the Company’s lines of business and services.

Adjusted Loss Per Share
We calculate adjusted lost per share as adjusted net loss, as defined above, divided by the number of weighted average common shares outstanding - basic and diluted.

About Sharecare
Sharecare is the leading digital health company that helps people – no matter where they are in their health journey – unify and manage all their health in one place. Our comprehensive and data-driven virtual health platform is designed to help people, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by driving positive behavior change. Driven by our philosophy that we are all together better, at Sharecare, we are committed to supporting each individual through the lens of their personal health and making high-quality care more accessible and affordable for everyone. To learn more, visit www.sharecare.com.

Important Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “outlook,” “target,” “reflect,” “on track,” “foresees,” “future,” “may,” “deliver,” “will,” “shall,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms, other comparable terminology (although not all forward-looking statements contain these words), or by discussions of strategy, plans, or intentions. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

Forward-looking statements in this press release include, but are not limited to, statements regarding our pending acquisition by Altaris, LLC (including timing of the closing thereof), our long-term strategy and positioning, growth, globalization and other strategic cost optimization initiatives and the corresponding benefits, including long-term growth, margin improvement and cash flow improvements, and partnerships or other relationships with third parties or customers, in each case on our future growth objectives and statements regarding our future results and outlook, including those under the caption “Conference Call and Financial Outlook.”

We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results. For example, the Company’s Financial Outlook assumes business currently under contract and satisfaction by our customers of their contractual obligations under those agreements, which is not within the Company’s control. If a customer fails to satisfy its contractual obligations, actual revenue and Adjusted EBITDA could be negatively impacted. Descriptions of some of the other factors that could cause actual results to differ materially from these forward-looking statements are discussed in more detail in our filings with the U.S. Securities and Exchange Commission (the "SEC"), including the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Additional Information and Where to Find It
In connection with the proposed transaction involving Sharecare, Sharecare has filed and will file relevant materials with the SEC, including Sharecare’s preliminary proxy statement on Schedule 14A (the “Proxy Statement”), filed with the SEC on August 5, 2024, and the transaction statement on Schedule 13E-3 jointly filed with the SEC on August 5, 2024 by Sharecare, Altaris, LLC, Claritas Capital, LLC, Jeff Arnold and certain affiliates of each of Altaris, LLC, Claritas Capital, LLC and Jeff Arnold (the “Schedule 13E-3”). This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that Sharecare may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Sharecare’s stockholders for their consideration. Before making any voting decision, Sharecare’s stockholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement and the Schedule 13E-3, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Sharecare’s stockholders will be able to obtain a free copy of the Proxy Statement and the Schedule 13E-3, as well as other filings containing information about Sharecare, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement, the Schedule 13E-3 and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Sharecare, Inc., 255 East Paces Ferry Road NE, Suite 700, Atlanta, Georgia 30305, Attention: Investor Relations, investors@sharecare.com, or from Sharecare’s website www.sharecare.com.

Participants in the Solicitation
Sharecare and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Sharecare’s directors and executive officers is available in Sharecare’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2024 (the “Annual Meeting Proxy Statement”). Please refer to the sections captioned “Executive Compensation,” “Director Compensation” and “Stock Ownership” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in Sharecare’s securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by Jeffrey T. Arnold on May 17, 2024; Form 4, filed by Dawn Whaley on May 17, 2024; Form 4, filed by Justin

Ferrero on May 17, 2024; Form 4, filed by Carrie Ratliff on May 17, 2024; Form 4, filed by Michael Blalock on May 17, 2024; Form 4, filed by Colin Daniel on May 17, 2024; Form 4, filed by Jeffrey A. Allred on June 12, 2024; Form 4, filed by John Huston Chadwick on June 12, 2024; Form 4, filed by Kenneth R. Goulet on June 12, 2024; Form 4, filed by Brent D. Layton on June 12, 2024; Form 4, filed by Rajeev Ronanki on June 12, 2024; Form 4, filed by Rajeev Ronanki on June 18, 2024; Form 4, filed by Kenneth R. Goulet on June 18, 2024; Form 4, filed by Colin Daniel on June 18, 2024; Form 4, filed by Carrie Ratliff on June 18, 2024; Form 4, filed by Veronica Mallett on June 18, 2024; Form 4, filed by Jeffrey Sagansky on June 18, 2024; Form 4, filed by John Huston Chadwick on June 18, 2024; Form 4, filed by Justin Ferrero on June 18, 2024; Form 4, filed by Nicole Torraco on June 18, 2024; Form 4, filed by Alan G. Mnuchin on June 18, 2024; Form 4, filed by Michael Blalock on June 18, 2024; Form 4, filed by Sandro Galea on June 18, 2024; Form 4, filed by Dawn Whaley on June 18, 2024; Form 4, filed by Jeffrey A. Allred on June 18, 2024 Form 4, filed by Colin Daniel on July 15, 2024; Form 4, filed by Dawn Whaley on July 15, 2024; Form 4, filed by Justin Ferrero on July 15, 2024; Form 4, filed by Michael Blalock on July 15, 2024; Form 4, filed by Carrie Ratliff on July 15, 2024; Form 4, filed by Justin Ferrero on July 30, 2024; Form 4, filed by Brent D. Layton on July 30, 2024; Form 4, filed by Jeffrey T. Arnold on July 30, 2024; Form 4, filed by Colin Daniel on July 30, 2024; Form 4, filed by Michael Blalock on July 30, 2024; Form 4, filed by Carrie Ratliff on July 30, 2024; and Form 4, filed by Dawn Whaley on July 30, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are or will be contained in the Proxy Statement, the Schedule 13E-3 and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement, the Schedule 13E-3 and such other materials may be obtained as described in the preceding paragraph.

Media Relations:
PR@sharecare.com

Investor Relations:
investors@sharecare.com

SHARECARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$94,265	$110,353	$185,126	$226,648
Costs and operating expenses:
Costs of revenue	51,150	62,948	102,270	130,840
Sales and marketing	13,586	14,959	27,144	30,309
Product and technology	14,714	17,035	29,258	37,843
General and administrative	39,688	35,371	74,595	69,490
Depreciation and amortization	16,280	14,184	29,611	28,965
Total costs and operating expenses	135,418	144,497	262,878	297,447
Loss from operations	(41,153)	(34,144)	(77,752)	(70,799)
Other income (expense):
Interest income	1,023	1,646	2,297	3,326
Interest expense	(312)	(453)	(528)	(882)
Other expense	(1,542)	(2,631)	(1,176)	(2,201)
Total other (expense) income	(831)	(1,438)	593	243
Loss before income tax expense	(41,984)	(35,582)	(77,159)	(70,556)
Income tax expense	(37)	(65)	(6)	(96)
Net loss	(42,021)	(35,647)	(77,165)	(70,652)
Net income (loss) attributable to noncontrolling interest in subsidiaries	16	(504)	(41)	(850)
Net loss attributable to Sharecare, Inc.	$(42,037)	$(35,143)	$(77,124)	$(69,802)

Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.10)	$(0.22)	$(0.20)
Weighted-average common shares outstanding, basic and diluted	360,401,283	354,049,808	357,315,727	353,490,234

SHARECARE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	As of June 30, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$85,151	$128,187
Accounts receivable, net (net of allowance for doubtful accounts of $8,091 and $8,544, respectively)	130,519	128,173
Other receivables	2,773	2,262
Prepaid expenses	8,727	6,007
Other current assets	2,644	3,178
Total current assets	229,814	267,807
Property and equipment, net	2,218	3,375
Other long-term assets	13,043	13,863
Intangible assets, net	123,308	136,552
Goodwill	191,819	192,037
Total assets	$560,202	$613,634
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$48,102	$45,388
Accrued expenses and other current liabilities	60,461	65,706
Deferred revenue	5,365	5,517
Total current liabilities	113,928	116,611
Warrant liabilities	1,398	403
Long-term debt	—	519
Other long-term liabilities	7,069	8,032
Total liabilities	122,395	125,565
Commitments and contingencies
Series A convertible redeemable preferred shares, $0.0001 par value; 5,000,000 shares authorized; 5,000,000 shares issued and outstanding, aggregate liquidation preference of $50,000 as of June 30, 2024 and December 31, 2023	58,205	58,205
Stockholders’ equity:
Common stock, $0.0001 par value; 600,000,000 and 600,000,000 shares authorized; 367,662,956 and 353,430,357 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	37	35
Additional paid-in capital	1,185,003	1,157,737
Accumulated other comprehensive loss	(2,645)	(2,263)
Accumulated deficit	(802,497)	(725,373)
Total Sharecare stockholders’ equity	379,898	430,136
Noncontrolling interest in subsidiaries	(296)	(272)
Total stockholders’ equity	379,602	429,864
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$560,202	$613,634

SHARECARE, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(42,021)	$(35,647)	$(77,165)	$(70,652)
Add:
Depreciation and amortization	16,280	14,184	29,611	28,965
Interest income	(1,023)	(1,646)	(2,297)	(3,326)
Interest expense	312	453	528	882
Income tax expense	37	65	6	96
Other expense	1,542	2,631	1,176	2,201
Share-based compensation	15,800	12,149	29,396	22,116
Warrants issued with revenue contracts	9	14	36	28
Amortization of non-cash payment for research and development	—	1,190	—	2,380
Non-operating, non-recurring costs(a)	1,762	1,404	3,924	3,119
Reorganizational and severance costs(b)	2,579	8,224	5,924	17,254
Acquisition-related costs(c)	4,730	267	6,144	825
Adjusted EBITDA(d)(e)	$7	$3,288	$(2,717)	$3,888

(a)	For the three months ended June 30, 2024, primarily represents costs related to legal matters involving prior acquisitions for $1.5 million and in connection with the contractual obligation with a financially distressed vendor of $0.2 million. For the three months ended June 30, 2023, primarily represents costs related to the ERP implementation of $0.5 million, contractual obligations with a financially distressed vendor of $0.3 million, and legal matters of $0.2 million.
For the six months ended June 30, 2024, primarily represents costs related to legal matters involving a prior acquisitions for $3.2 million and in connection with the contractual obligation with a financially distressed vendor of $0.7 million. For the six months ended June 30, 2023, primarily represents costs related to the ERP implementation of $0.9 million, contractual obligations with a financially distressed vendor of $0.7 million, and legal matters of $0.3 million.
(b)	For the three months ended June 30, 2024, represents costs related to globalizing the Company's workforce of $1.8 million and severance of $0.8 million. For the three months ended June 30, 2023, represents costs related to globalizing the Company's workforce of $7.3 million and severance of $0.9 million.
For the six months ended June 30, 2024, represents costs related to globalizing the Company's workforce of $4.7 million and severance of $1.2 million. For the six months ended June 30, 2023, represents costs related to globalizing the Company's workforce of $15.6 million and severance of $1.7 million.
(c)	For the three and six month periods ended June 30, 2024, primarily represents legal and other transactional costs associated with the pending Merger.
(d)	Includes non-cash amortization associated with contract liabilities recorded in connection with acquired businesses.
(e)	Effective September 30, 2023, we no longer exclude costs associated with exiting a contract and lease terminations from our computation of adjusted EBITDA. For the three months ended June 30, 2023 these costs totaled $0.5 million and less than $0.1 million, respectively. For the six months ended June 30, 2023 these costs totaled $1.2 million and $0.8 million, respectively.

SHARECARE, INC.
RECONCILIATION OF GAAP NET LOSS ATTRIBUTABLE TO SHARECARE TO ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss attributable to Sharecare, Inc.	$(42,037)	$(35,143)	$(77,124)	$(69,802)
Add:
Amortization of acquired intangibles(a)	1,534	1,633	3,133	3,265
Amortization of deferred financing fees	—	—	—	31
Change in fair value of warrant liability and contingent consideration	1,508	96	1,129	(42)
Share-based compensation	15,800	12,149	29,396	22,116
Warrants issued with revenue contracts	9	14	36	28
Amortization of non-cash payment for research and development	—	1,190	—	2,380
Non-operating, non-recurring costs(b)	1,762	1,404	3,924	3,119
Reorganizational and severance costs(c)	2,579	8,224	5,924	17,254
Acquisition-related costs(d)	4,730	267	6,144	825
Adjusted net loss(e)(f)	$(14,115)	$(10,166)	$(27,438)	$(20,826)

Weighted-average common shares outstanding, basic and diluted	360,401,283	354,049,808	357,315,727	353,490,234

Loss per share	$(0.12)	$(0.10)	$(0.22)	$(0.20)
Adjusted loss per share	$(0.04)	$(0.03)	$(0.08)	$(0.06)

(a)	Represents non-cash expenses related to the amortization of intangibles in connection with acquired businesses.
(b)	For the three months ended June 30, 2024, primarily represents costs related to legal matters involving prior acquisitions for $1.5 million and in connection with the contractual obligation with a financially distressed vendor of $0.2 million. For the three months ended June 30, 2023, primarily represents costs related to the ERP implementation of $0.5 million, contractual obligations with a financially distressed vendor of $0.3 million, and legal matters of $0.2 million.
For the six months ended June 30, 2024, primarily represents costs related to legal matters involving a prior acquisitions for $3.2 million and in connection with the contractual obligation with a financially distressed vendor of $0.7 million. For the six months ended June 30, 2023, primarily represents costs related to the ERP implementation of $0.9 million, contractual obligations with a financially distressed vendor of $0.7 million, and legal matters of $0.3 million.
(c)	For the three months ended June 30, 2024, represents costs related to globalizing the Company's workforce of $1.8 million and severance of $0.8 million. For the three months ended June 30, 2023, represents costs related to globalizing the Company's workforce of $7.3 million and severance of $0.9 million.
For the six months ended June 30, 2024, represents costs related to globalizing the Company's workforce of $4.7 million and severance of $1.2 million. For the six months ended June 30, 2023, represents costs related to globalizing the Company's workforce of $15.6 million and severance of $1.7 million.
(d)	For the three and six month periods ended June 30, 2024, primarily represents legal and other transactional costs associated with the pending Merger.
(e)	The income tax effect of the Company’s non-GAAP reconciling items are offset by valuation allowance adjustments of the same amount given the Company is in a full valuation allowance position.
(f)	Effective September 30, 2023, we no longer exclude costs associated with exiting a contract and lease terminations from our computation of adjusted EBITDA. For the three months ended June 30, 2023 these costs totaled $0.5 million and less than $0.1 million, respectively. For the six months ended June 30, 2023 these costs totaled $1.2 million and $0.8 million, respectively.